CONFIDENTIAL

                                Presentation to:

                             THE RAYTECH CORPORATION
                               BOARD OF DIRECTORS

                              Discussion Materials

                                October 26, 2004

                            W. Y. CAMPBELL & COMPANY

                            ------------------------

                               INVESTMENT BANKING

EXECUTIVE OVERVIEW
==================--------------------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

   LEVERAGE RE-CAP ANALYSIS

   SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


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PAGE 1                                                  W. Y. CAMPBELL & COMPANY

EXECUTIVE OVERVIEW
==================--------------------------------------------------------------

EXECUTIVE OVERVIEW

      o     The purpose of this presentation:

                  o     Update WYC&C's valuation of Raytech,

                  o     Revisit "high-interest" strategic alternatives.

      o     WYC&C remains committed to working with Raytech on Strategic
            Options.

      o     In developing a revised outlook, WYC&C included the following:

                  o Detailed review of revenue, new business, and future prospects for the Wet Friction unit;

                  o Appreciation for the hurdles faced by Wet Friction after 2006, pending new business awards;

                  o Updating our valuation with the Company's/Units' "sharpened" financial outlook;

                  o Preparing our own probability adjusted forecast (for valuation purposes), much the way a financial buyer would approach valuing the Company post-management interviews.

      o     Limitations:

                  o We have not yet spoke to any of the various parties who may be interested in Raytech

                  o More aggressive strategic planning, e.g. China strategy for Wet Friction, were not included due to a lack of clear sight on the cost, timing, customer reaction, or benefit of more "out-of-the-box" strategic thinking;

                  o Assumptions as to the cash-generating capability of the Business Unit through 2008;

                  o Decision not to seek independent verification of Raytech's position vis a vis its customers and their perceptions, or their willingness to promote Raytech as a future supplier.


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PAGE 2                                                  W. Y. CAMPBELL & COMPANY

EXECUTIVE OVERVIEW
==================--------------------------------------------------------------

FOCUSING TODAY'S CONVERSATION ... CONSIDERATIONS RELEVANT TO PUBLIC (OR PRIVATE)
SHAREHOLDERS:

      1)    Characteristics for the investment vehicle:

                  i.    What is the risk-return relationship?

                        1.    Current outlook

                        2.    Stability of value

                        3.    Risk inherent in company as it stands today

                  ii.   What level of return is likely to be realized?

                        1.    Sell vs. Keep

                  iii.  Is a sale of the Company a value-attractive alternative?

                  iv. Whether sold or not, how could returns from Raytech ownership be increased?

                        1.    Revisit strategic options and alternatives

      2) Recognition of when the future holds value + opportunity vs. when cashing out might be the better part of valor.


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PAGE 3                                                  W. Y. CAMPBELL & COMPANY

EXECUTIVE OVERVIEW
==================--------------------------------------------------------------

CONSIDERATIONS WORTH TAKING ADVANTAGE OF:

      1) Tax NOLs create increase the (unusual) ability to sell parts or the whole

      2) Raybestos brand continues to have value that Echlin, Dana, and now Cyprus, promote at great annual expense

      3) We have taken important steps with Chinese manufacturing. Now we need to develop and explore additional outsourcing (Offer an LTA to a Stamper/Fine Blanker) and further investigate off-shore sourcing.

      4)    We have a good excuse for not wanting all our eggs in one basket


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PAGE 4                                                  W. Y. CAMPBELL & COMPANY

EXECUTIVE OVERVIEW
==================--------------------------------------------------------------

         RANGE OF STRATEGIC ALTERNATIVES - MACRO STRATEGY CONSIDERATIONS

----------------------------------------------------------------------------------------------------------------------------------
          Sell All / 50+% / Parts              Strategic Partnership / Acquisition               Stay The Course/Recap
----------------------------------------------------------------------------------------------------------------------------------
Q: If someone else can do more with the     Q: What would we obtain, and what would     Q: Are we making substantial progress
Company than we can, and puts a reflective  obtaining it mean? What would an            towards a suitable goal, such that simply
value on the table, do we want to cash out  acquisition or partnership add to our       doing more of the same is our best
and let them take the risks?                already exciting story?                     strategy?

o     Raytech = "high beta" entity          o     Re-capturing technological            Q: If we took a sizable dividend off the
                                                  leadership in wet would be highly     table now, are we be comfortable with the
o     Uncertainty in Wet applied to               accretive to value... but will be     current direction?
      Aftermarket and Dry not long ago            time-consuming, uncertain and
                                                  expensive!                            o     Substantially increasing leverage,
o     Management team is incomplete                                                           or harvesting one of our
                                            o     Finding our way into Low-Cost               cash-producing divisions appears to
o     Impressive capital required for             Producer status would be highly             be a high-risk strategy:
      change and to sustain Dry.                  accretive to value
      Aftermarket risks being marginalized                                                o   Excellent customer and technical
      by Wet.                               o     Capital availability could be a             position? No.
                                                  constraint
o     Great patience required to turn this                                                o   Markets evolving in our favor? No.
      ship around!                          o     Generally acquisitive efforts come
                                                  as a result of supreme confidence in    o   Believe in Management's abilities?
O     Could someone else extract more             management (albeit management could         No.
      value? More importantly, will they          also be acquired)
      pay us for the chance?                                                              o   Capital available for sustaining and
                                                                                              revolutionary investment? Doubtful.


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PAGE 5                                                  W. Y. CAMPBELL & COMPANY

EXECUTIVE OVERVIEW
==================--------------------------------------------------------------

WHEN DOES STRATEGIC PARTNERING LOOK LIKE A SALE MANDATE?

                        --------------------------------
                        Successful Investigatory Process
                        --------------------------------

---------     --------      -------------------      ------------      ------
Business      Strategy      Financial Structure      Sale Process      Timing
---------     --------      -------------------      ------------      ------



                                    [GRAPHIC]


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PAGE 6                                                  W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

   LEVERAGE RE-CAP ANALYSIS

   SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


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PAGE 7                                                  W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

MANAGEMENT FORECAST

Raytech - Financial Summary - Management Case

(US$ in millions)                2004E      2005E    2006E     2007E     2008E    CAGR
---------------------------------------------------------------------------------------
Sales                             217.2     229.3     251.3     267.1     282.3    6.8%
Cost of Sales                     175.6     183.7     198.6     210.9     221.0
-------------------------------------------------------------------------------
   Gross Profit                    41.6      45.6      52.7      56.2      61.3   10.2%
   Gross Margin                    19.2%     19.9%     21.0%     21.0%     21.7%
SG&A                               24.3      25.1      26.3      27.7      29.0
-------------------------------------------------------------------------------
   EBIT                            17.4      20.5      26.4      28.5      32.4   16.9%
   EBIT Margin                      8.0%      8.9%     10.5%     10.7%     11.5%
Depreciation and Amortization      10.9       9.7       9.7       9.5       9.3
-------------------------------------------------------------------------------
   Pre-Corporate EBITDA            28.3      30.2      36.1      38.0      41.7   10.2%
Corporate Expense                  (7.9)     (6.8)     (6.8)     (6.8)     (6.8)
-------------------------------------------------------------------------------
   EBITDA                          20.4      23.4      29.3      31.2      34.9   14.4%
   EBITDA Margin                    9.4%     10.2%     11.7%     11.7%     12.4%
---------------------------------------------------------------------------------------
Enterprise Value                $ 118.3   $ 135.5   $ 170.1   $ 180.8   $ 202.3   14.4%
Equity Value                    $  58.9   $  73.7   $ 110.2   $ 123.3   $ 148.8   26.0%
Equity Value per Share          $  1.41   $  1.77   $  2.64   $  2.95   $  3.56   26.0%
---------------------------------------------------------------------------------------


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PAGE 8                                                  W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

FORECAST SUMMARY

      o The WYC&C forecast incorporates some key changes versus the Management forecast

      o     Wet Friction Division

                  o     Gave full credit for all current business;

                  o Only gave credit to the Automotive segment "potential business" on those platforms in which the sales team believes there is a 50% or greater chance of success. A difference in sales of $1.9 million in 2005, $3.3 million in 2006, $4.3 million in 2007, and $6.6 million in 2008;

                  o WYC&C reduced management's Direct Labor expense by 1% from 2005-2008, and WYC&C reduced management's Variable Overhead expense by 2% from 2005-2008. These expense reductions correspond with the significant sales reductions stated above;

                  o Both management and WYC&C factor in price reduction "give-backs" to the OEM customers in 2007 and 2008 of 1% and 2% respectively. Only GM and Magna did not have these give-backs built into the forecast;

                  o The resultant impact on management's forecast is a decreased revenue and profit forecast (related to new business). Profit impact against forecast is: -12.5% in 2005, -23.0% in 2006, -32.0% in 2007 and -68.0% in 2008
                        against management's growth forecast;

                  o The Heavy Duty segment assumed minimal new business, WYC&C accepted the Heavy Duty forecast.

      o     Dry Friction Division

                  o WYC&C reduced management's sales forecast slightly (down 1.5% each year from 2005-2008);

                  o The resultant impact is a reduction of management's profit forecast by 11.0% in 2005, 10.0% in 2006 and 2007 and 9.0% in 2008.

      o     Aftermarket Division

                  o WYC&C reduced management's sales forecast slightly (down 2.0% each year from 2005-2008);

                  o The resultant impact is a reduction of management's profit forecast by approximately 12.5% for 2005-2008.


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PAGE 9                                                  W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

      o The Downside forecast incorporates the same reduction in sales in the Dry and Aftermarket divisions as in the WYC&C forecast. The Wet Friction Division Automotive segment new business opportunities are only given credit when the probability is greater than 50% (i.e. 50% cases were dropped from the forecast), except for the NV900 Coupler project (projected at 80% probability) that was also struck as having substantially lower probability of success(1)

      o The Strategic forecast gives full credit to management's Dry and Aftermarket projections. In the Wet Friction division, full credit is given for all potential business, plus 10% cost reduction (highly successful cost containment initiatives) in each of the Material, Direct Labor and Fixed Overhead expenses. This upside forecast also assumes a 10% increase in the sale value (pricing) on steel scrap.

----------
(1) This is currently made in Crawfordsville but is in jeopardy due to NVH issues (Noise, Vibration & Harshness). Sterling Heights test center was working on this until closure. Means has been working on a solution with MTM (GM owns
MTM). This project has not been picked up by Crawfordsville test center since Sterling Heights closure in March. Need to discuss during Sept 29 & 30 meeting with L.S. & M. T. (As of 10/7/04, MTM is coming to the realization that this is a systems problem vs. a material problem. Therefore, we will likely keep this business - 100%).


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PAGE 10                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

WYC&C FORECAST

Raytech - Financial Summary - WYC&C Case

(US$ in millions)                           2004E     2005E     2006E     2007E     2008E     CAGR
--------------------------------------------------------------------------------------------------
Sales                                        217.2     225.2     245.7     260.3     273.2    5.9%
Cost of Sales                                175.6     182.8     197.8     209.9     220.0
------------------------------------------------------------------------------------------
   Gross Profit                               41.6      42.4      47.9      50.4      53.1    6.3%
   Gross Margin                               19.2%     18.8%     19.5%     19.4%     19.4%
SG&A                                          24.3      25.1      26.3      27.7      29.0
------------------------------------------------------------------------------------------
   EBIT                                       17.4      17.3      21.7      22.7      24.2    8.6%
   EBIT Margin                                 8.0%      7.7%      8.8%      8.7%      8.8%
Depreciation and Amortization                 10.9       9.7       9.7       9.5       9.3
------------------------------------------------------------------------------------------
   Pre-Corporate EBITDA                       28.3      27.0      31.4      32.2      33.5    4.3%
Corporate Expense                             (7.9)     (6.8)     (6.8)     (6.8)     (6.8)
------------------------------------------------------------------------------------------
   EBITDA                                     20.4      20.2      24.6      25.4      26.7    6.9%
   EBITDA Margin                               9.4%      9.0%     10.0%      9.7%      9.8%
--------------------------------------------------------------------------------------------------

Enterprise Value                            $118.3    $117.0    $142.7    $147.1    $154.7    6.9%
Equity Value                                $ 58.9    $ 55.3    $ 82.8    $ 89.6    $101.2   14.5%
Equity Value per Share                      $ 1.41    $ 1.32    $ 1.99    $ 2.15    $ 2.42   14.5%
--------------------------------------------------------------------------------------------------


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PAGE 11                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

STRATEGIC FORECAST

Raytech - Financial Summary - Strategic Case

(US$ in millions)                           2004E     2005E     2006E     2007E     2008E     CAGR
--------------------------------------------------------------------------------------------------
Sales                                        217.2     239.9     263.2     279.5     295.4    8.0%
Cost of Sales                                175.6     192.2     208.0     220.7     231.4
------------------------------------------------------------------------------------------
   Gross Profit                               41.6      47.6      55.1      58.8      64.0   11.4%
   Gross Margin                               19.2%     19.9%     20.9%     21.0%     21.7%
SG&A                                          24.3      25.1      26.3      27.7      29.0
------------------------------------------------------------------------------------------
   EBIT                                       17.4      22.5      28.9      31.1      35.0   19.2%
   EBIT Margin                                 8.0%      9.4%     11.0%     11.1%     11.9%
Depreciation and Amortization                 10.9       9.7       9.7       9.5       9.3
------------------------------------------------------------------------------------------
   Pre-Corporate EBITDA                       28.3      32.2      38.6      40.6      44.3   11.9%
Corporate Expense                             (7.9)     (6.8)     (6.8)     (6.8)     (6.8)
------------------------------------------------------------------------------------------
   EBITDA                                     20.4      25.4      31.8      33.8      37.5   16.5%
   EBITDA Margin                               9.4%     10.6%     12.1%     12.1%     12.7%
--------------------------------------------------------------------------------------------------

Enterprise Value                           $ 118.3   $ 147.4   $ 184.4   $ 195.9   $ 217.7   16.5%
Equity Value                               $  58.9   $  85.6   $ 124.5   $ 138.3   $ 164.2   29.2%
Equity Value per Share                     $  1.41   $  2.05   $  2.98   $  3.31   $  3.93   29.2%
--------------------------------------------------------------------------------------------------


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PAGE 12                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

DOWNSIDE FORECAST

Raytech - Financial Summary - Downside Case

(US$ in millions)               2004E     2005E     2006E     2007E     2008E     CAGR
---------------------------------------------------------------------------------------
Sales                            217.2     225.2     244.0     254.9     261.3     4.7%
Cost of Sales                    175.6     183.7     198.6     210.9     221.0
------------------------------------------------------------------------------
   Gross Profit                   41.6      41.6      45.3      44.0      40.3    -0.8%
   Gross Margin                   19.2%     18.5%     18.6%     17.3%     15.4%
SG&A                              24.3      25.1      26.3      27.7      29.0
------------------------------------------------------------------------------
   EBIT                           17.4      16.4      19.1      16.3      11.4   -10.0%
   EBIT Margin                     8.0%      7.3%      7.8%      6.4%      4.4%
Depreciation and Amortization     10.9       9.7       9.7       9.5       9.3
------------------------------------------------------------------------------
   Pre-Corporate EBITDA           28.3      26.1      28.8      25.8      20.7    -7.5%
Corporate Expense                 (7.9)     (6.8)     (6.8)     (6.8)     (6.8)
------------------------------------------------------------------------------
   EBITDA                         20.4      19.3      22.0      19.0      13.9    -9.2%
   EBITDA Margin                   9.4%      8.6%      9.0%      7.4%      5.3%
---------------------------------------------------------------------------------------

Enterprise Value               $ 118.3   $ 112.1   $ 127.5   $ 110.0   $  80.6    -9.2%
Equity Value                   $  58.9   $  50.4   $  67.7   $  52.5   $  27.0   -17.7%
Equity Value per Share         $  1.41   $  1.21   $  1.62   $  1.26   $  0.65   -17.7%
---------------------------------------------------------------------------------------


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PAGE 13                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

MANAGEMENT CASE VALUATION - DISCOUNTED TO 2004

      o     Each valuation metric is discounted to year-end 2004

      o The valuation highlights the sensitivities to various discount rates, WYC&C used a range of 0% - 20%

            Enterprise Value - Management Case
      -----------------------------------------------
       2004E     2005E     2006E     2007E     2008E
      -----------------------------------------------
 0%   $ 118.3   $ 135.5   $ 170.1   $ 180.8   $ 202.3
 5%   $ 118.3   $ 129.1   $ 154.2   $ 156.2   $ 166.5
10%   $ 118.3   $ 123.2   $ 140.5   $ 135.8   $ 138.2
15%   $ 118.3   $ 117.8   $ 128.6   $ 118.9   $ 115.7
20%   $ 118.3   $ 112.9   $ 118.1   $ 104.6   $  97.6

               Equity Value - Management Case
      -----------------------------------------------
       2004E     2005E     2006E     2007E     2008E
      -----------------------------------------------
 0%   $ 58.9    $ 73.7    $ 110.2   $ 123.3   $ 148.8
 5%   $ 58.9    $ 70.2    $  99.9   $ 106.5   $ 122.4
10%   $ 58.9    $ 67.0    $  91.1   $  92.6   $ 101.6
15%   $ 58.9    $ 64.1    $  83.3   $  81.0   $  85.1
20%   $ 58.9    $ 61.4    $  76.5   $  71.3   $  71.7

         Equity Value per Share - Management Case
      -----------------------------------------------
       2004E     2005E     2006E     2007E     2008E
      -----------------------------------------------
 0%   $ 1.41    $ 1.77    $ 2.64    $ 2.95    $  3.56
 5%   $ 1.41    $ 1.68    $ 2.39    $ 2.55    $  2.93
10%   $ 1.41    $ 1.61    $ 2.18    $ 2.22    $  2.43
15%   $ 1.41    $ 1.54    $ 2.00    $ 1.94    $  2.04
20%   $ 1.41    $ 1.47    $ 1.83    $ 1.71    $  1.72


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PAGE 14                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

WYC&C CASE VALUATION - DISCOUNTED TO 2004

      o     Each valuation metric is discounted to year-end 2004

      o The valuation highlights the sensitivities to various discount rates, WYC&C used a range of 0% - 20%

             Enterprise Value - WYC&C Case
------------------------------------------------------
       2004E     2005E     2006E     2007E     2008E
------------------------------------------------------
 0%   $ 118.3   $ 117.0   $ 142.7   $ 147.1   $  154.7
 5%   $ 118.3   $ 111.5   $ 129.5   $ 127.1   $  127.3
10%   $ 118.3   $ 106.4   $ 118.0   $ 110.6   $  105.7
15%   $ 118.3   $ 101.8   $ 107.9   $  96.8   $   88.5
20%   $ 118.3   $  97.5   $  99.1   $  85.2   $   74.6

               Equity Value - WYC&C Case
------------------------------------------------------
       2004E     2005E     2006E     2007E     2008E
------------------------------------------------------
 0%   $  58.9   $  55.3   $  82.8   $  89.6   $  101.2
 5%   $  58.9   $  52.6   $  75.1   $  77.4   $   83.2
10%   $  58.9   $  50.2   $  68.5   $  67.3   $   69.1
15%   $  58.9   $  48.1   $  62.6   $  58.9   $   57.8
20%   $  58.9   $  46.1   $  57.5   $  51.8   $   48.8

          Equity Value per Share - WYC&C Case
------------------------------------------------------
       2004E     2005E     2006E     2007E     2008E
------------------------------------------------------
 0%   $  1.41   $  1.32   $  1.99   $  2.15   $   2.42
 5%   $  1.41   $  1.26   $  1.80   $  1.85   $   1.99
10%   $  1.41   $  1.20   $  1.64   $  1.61   $   1.66
15%   $  1.41   $  1.15   $  1.50   $  1.41   $   1.39
20%   $  1.41   $  1.10   $  1.38   $  1.24   $   1.17


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PAGE 15                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

WET FRICTION DIVISIONAL VALUATION ANALYSIS

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

DCF Sensitivity Analysis - Total Enterprise Value
--------------------------------------------------------------------------------

                                       Terminal Value EBITDA Multiple
                                     4.5x     5.0x      5.5x      6.0x
----------------------------------------------------------------------
                           13.0%     32.6     35.1      37.6      40.0
                           12.5%     33.1     35.6      38.1      40.6
                                              --------------
Discount                   12.0%     33.6     36.1      38.7      41.3
Rate                       11.5%     34.0     36.7      39.3      41.9
                           11.0%     34.5     37.2      39.9      42.5
                                              --------------
                           10.5%     35.0     37.8      40.5      43.2
                           10.0%     35.6     38.3      41.1      43.9
----------------------------------------------------------------------

Trading Comparables Analysis

                              Multiple Range    Equity/Enterprise Value Range
FYE 2004E Results             Low       High           Low       High
-----------------------------------------------------------------------------
Sales               $ 103.3   0.5x      0.6x           51.7      62.0
EBITDA              $  10.5   4.5x      5.0x           47.2      52.4
-----------------------------------------------------------------------------

Transaction Comparables Analysis

                             Multiple Range      Equity/Enterprise Value Range
FYE 2004E Results             Low       High           Low      High
------------------------------------------------------------------------------
Sales               $ 103.3   0.7x      0.8x           72.3      82.7
EBITDA              $  10.5   5.0x      5.5x           52.4      57.7
------------------------------------------------------------------------------


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PAGE 16                                                 W. Y. CAMPBELL & COMPANY

VALUATION
=========-----------------------------------------------------------------------

  VALUATION CONCLUSION

      o Sold as one company, Raytech's value is likely to approximate $120 million

      o Sold as three divisions, Raytech's value may be has high as $145 million

      o There are several issues that make a sale of the three divisions less intuitive than a sale of the whole:

                  o Shared facility in Crawfordsville, IN (sourcing of stamped components, HD vs. auto, R&D, etc.)

                  o Brand and product dependence on the auto side of the Wet Friction Division by the Aftermarket Division

                  o Customer and branding differences between the Automotive and Heavy Duty sub-segments of Wet Friction becomes a potential obstacle

      o In order to maximize value, and make a sale feasible, WYC&C recommends taking the company to market as a single entity, while also soliciting offers on the divisions independently

      o WYC&C does not necessarily believe the Company would receive a 5.8x EBITDA multiple (for those of you multiplying our current EBITDA x
            5.8 to reach $120 million)... however, we believe the total valuation provided herein could be realized through finding add-backs, one-time adjustments and other cost-savings opportunities


--------------------------------------------------------------------------------
PAGE 19                                                 W. Y. CAMPBELL & COMPANY

ACCRETIVE ACQUISITION IDEAS
===========================-----------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

        LEVERAGE RE-CAP ANALYSIS

        SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 20                                                W. Y. CAMPBELL & COMPANY

ACCRETIVE ACQUISITION IDEAS
===========================-----------------------------------------------------

ACQUISITION IDEA #1

--------------------------------------------------------------------------------
Rostra Precision Controls, Inc.        Ownership: Private
www.rostra.com                         Entity Type: Subsidiary
2519 Dana Dr.                          Year Formed: 1989
Laurinburg, NC 28352-4000              Ultimate Parent Company: Rostra
Scotland County                        Technologies Inc
United States                          KeyID(SM) Number: 42749958
Tel: (910) 276-4853                    D-U-N-S(R) Number: 16-199-4041
Fax: (910) 276-3865
--------------------------------------------------------------------------------
Reporting Currency: US Dollars         Employees: 150
Annual Sales: $30.0 million            President: Ray Ford
--------------------------------------------------------------------------------
Business Description:
Manufacturer of automotive cruise control systems, rear obstacle sensing systems, seating products, and transmission components, including solenoids and modulators and seat support systems. Products are sold to the automotive industry, the automotive aftermarket, and OEMS.
--------------------------------------------------------------------------------

RATIONALE FOR ACQUISITION:

PROS:                                     CONS:
  o   Complementary value-added             o   Small size of a Rostra
      products.                                 acquisition would not generate
                                                sufficient interest on the
  o   Automotive electronics is an              "Street".
      area with high growth potential.
                                            o   Rostra is primarily an
  o   Additional product lines for the          aftermarket company; this would
      OE and Aftermarket segments.              not help to improve Wet
                                                Friction's prospects.
  o   Penetration in the HD segment
      would provide Raytech additional      o   Using stock is unfavorable
      distribution channels.                    given the current price; using
                                                cash would reduce the ability to
                                                reinvest in more core products.


--------------------------------------------------------------------------------
PAGE 22                                                 W. Y. CAMPBELL & COMPANY

ACCRETIVE ACQUISITION IDEAS
===========================-----------------------------------------------------

ACQUISITION IDEA #3

--------------------------------------------------------------------------------
Means Industries, Inc.                    Ownership: Private
www.amsted.com                            Entity Type: Parent
3715 E Washington Rd                      Year Formed: 1999
Saginaw, Ml 48601-9623                    KeyID(SM) Number: 45191609
Saginaw County
United States
Tel: (989)754-1433
Fax: (989)754-1103
--------------------------------------------------------------------------------
Annual Sales: $50 million                 President: D W Shaw
Plant Size: 40,000 (square feet)          Employees: 89 (at HQ location)
--------------------------------------------------------------------------------
Business Description:
Manufactures automotive stampings and One-Way Clutches. The Means One-Way Clutch is ideal for the higher demands placed on transmissions in trucks, high-performance cars and sport utility vehicles. At the same time, its remarkably simple design makes it a cost-effective choice for virtually any automatic transmission.
--------------------------------------------------------------------------------

RATIONALE FOR ACQUISITION:

PROS:                                     CONS:
  o   Product seems to be non-core to       o   Smaller acquisition based upon
      Amsted Industries.                        publicly available information.

  o   Product line acquisition which        o   How much leverage can be gained
      gives access to additional                by a single product acquisition
      markets.                                  vs. that of a larger entity?

  o   Provides additional stamping          o   Using stock is unfavorable given
      capabilities which could be used          the current price; using cash
      to supplement what is done in             would reduce the ability to
      Crawfordsville.                           reinvest in more core products.


--------------------------------------------------------------------------------
PAGE 24                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

   LEVERAGE RE-CAP ANALYSIS

   SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 25                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

RAYTECH CORPORATION ... OBSERVATIONS ON THE WHOLE

      o Raytech has clear value as an investment opportunity and as a going concern. The Board needs to carefully consider the long term expected value of the Company versus the opportunity to take advantage of compelling valuations in the Automotive M&A market today.

      o In seeking a strategic valuation, Raytech will need to defend its position in each market and with each of its key customers. While this is more easily done with Dry and Aftermarket, the auto-OE side of the WET business remains precarious.

      o Raytech seems to wield a size and critical mass that should allow it to compete. However, the Wet side of the business has fallen to an unenviable 3rd out of three among the North American OE competitors. The ramp-up of the Chinese operation to offer lower OE pricing would be an extremely viable way of changing the playing field on more mature products.

      o Financial buyers setting a baseline for value would likely be in the 4 to 6x adjusted Trailing Twelve Months EBITDA range. A strategic buyer for one or all of the pieces would need the synergistic aspects of the deal clearly identified (i.e. closure of HQ, full impact of Sterling Heights closure) prior to offering full value.

      o WET Friction and the visibility of its sales going forward remains difficult. For WET to truly have viable future, considerations should be given toward outsourcing critical processes such as paper manufacture and stamping/fine blanking. By outsourcing these critical manufacturing processes the Company will be able to focus on product development/know-how, engineering, design and assembly. This will also serve to reduce fixed overhead - albeit union considerations will be critical.

      o Capital spending to sustain and re-take a leadership role could equate to a startlingly large figure. Technology and low-cost producer status are directionally essential targets for the Company to succeed, and maximize shareholder value.

      o A wide range of possible alternatives has been considered and explored further. We re-cap the various alternatives in the Selection of Alternatives section, but ultimately believe that taking the Company to market in a "cafeteria" style offering memorandum, in the current Automotive M&A marketplace will create the greatest amount of options (i.e. partnering, merger, divestiture) and subsequently allow the shareholders to realize the greatest value.


--------------------------------------------------------------------------------
PAGE 26                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/PARTNERING UNIVERSE

-------------------------------      ---------------------------------    ----------------------------------
    DESIGN & ASSEMBLY STRATEGY               OFF-SHORE (ASIAN)             INDUSTRIAL TRANSMISSION SUPPLIERS
-------------------------------      ---------------------------------    ----------------------------------
Representative Companies (Sample):   Representative Companies (Sample):   Representative Companies (Sample):

o   PPH (stamping/fine blanking)     o   Pacifica                         o   Danaher

o   Boise Cascade (paper making)     o   Akebono Brake Industry           o   Ingersoll-Rand

o   3M (resin manufacture)           o   CMT (China Metal)                o   Emerson Electric

                                                                          o   United Technologies

[GRAPHIC]

-------------------------------      ---------------------------------    ----------------------------------
      OFF-ROAD & LOW VOLUME                                                AUTOMOTIVE OE & HEAVY DUTY TRUCK
       COMMERCIAL VEHICLES                 VEHICULAR AFTERMARKET                       (ON-ROAD)
-------------------------------      ---------------------------------    ----------------------------------
Representative Companies (Sample):   Representative Companies (Sample):   Representative Companies (Sample):

o   Carlisle Industrial Brake &      o   Cypress (bought Dana's           o   BorgWarner
    Friction                             Aftermarket unit)
                                                                          o   Dynax
o   Eaton                            o   Universal Automotive
                                         Industries                       o   JATCO
o   ArvinMeritor
                                     o   Perfection Clutch                o   Valeo

                                                                          o   GETRAG

                                                                          o   EXEDY

                                                                          o   ZF/Sachs


--------------------------------------------------------------------------------
PAGE 27                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/PARTNERING SPECTRUM

Magna International

GKN Plc

Metaldyne

Boise Cascade

3M

MPI International

                                   [GRAPHIC]

    Integrated Auto                                    Technical Product/Process
System/Module Suppliers                                         Experts


--------------------------------------------------------------------------------
PAGE 28                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/STRATEGIC PARTNER IDEA #1

--------------------------------------------------------------------------------
Magna International Inc.                  Traded: Toronto Stock Exchange: MG.A
http://www.magna.com                      ADR Traded: NYSE: MGA
337 Magna Drive                           Ownership: Public
Aurora, ON L4G 7K1                        Entity Type: Parent
Canada                                    KeyID(SM) Number: 18074
Tel: (905)726-2462                        D-U-N-S(R) Number: 20-151-6002
Fax: (905)726-7164
--------------------------------------------------------------------------------
Reporting Currency: US Dollar             President: Mark Hogan
Annual Sales: $15.3 billion               Employees: 73,000
--------------------------------------------------------------------------------
Business Description:
Magna International Inc. is a global supplier of technologically advanced automotive components, systems and modules. The Company designs, engineers and manufactures a range of exterior, interior and powertrain systems. Magna International Inc. designs, engineers and manufactures a range of automotive components, assemblies, modules and systems, and engineers and assembles complete vehicles.
--------------------------------------------------------------------------------

RATIONALE FOR MERGER/STRATEGIC PARTNERING:

PROS:                                     CONS:
  o   Magna's expertise in                  o   Due to the sheer size and scope
      designing/developing full                 of Magna, a partnering with/
      systems could prove very                  acquisition of Raytech may not
      valuable in assisting Raytech             be high on the list of
      move up the value chain.                  priorities.

  o   Synergistically, there may be         o
      opportunities to rationalize
      additional Raytech facilities.

  o   Magna has shown a willingness to
      partner/acquire with its recent
      acquisition of New Venture Gear
      (80% Magna, 20% DCX).


--------------------------------------------------------------------------------
PAGE 29                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/STRATEGIC PARTNER IDEA #2

--------------------------------------------------------------------------------
GKN plc                                   Traded: London Stock Exchange (SETS):
http://www.gknplc.com                     GKN
PO Box 55, Ipsley House, Ipsley Church    Company Status: Active
Lane                                      Ownership: Public
Redditch, United Kingdom B98 OTL          Entity Type: Parent
United Kingdom                            KeyID(SM) Number: 45256552
Tel: +44-1527-517715                      D-U-N-S(R) Number: 22-172-7360
Fax: +44-1527-517700
--------------------------------------------------------------------------------
Reporting Currency: British Pound         Chief Executive Officer, Director:
Sterling                                  Kevin Smith
Annual Sales: $7.5 billion                Employees:35,484
--------------------------------------------------------------------------------
Business Description:
The Company operates through two principal business units, Automotive and Aerospace. Automotive consists of GKN Driveline, which specializes in the design and manufacture of driveline system products; Powder Metallurgy, which produces metal powder and sintered products; OffHighway, a supplier of components and systems for agricultural and off-highway equipment; AutoComponents, and Emitec, which manufactures metal substrates.
--------------------------------------------------------------------------------

RATIONALE FOR MERGER/STRATEGIC PARTNERING:

PROS:                                     CONS:
  o   GKN could provide a unique            o   The focus on sintered metal
      platform to leverage our                  products may prove to be too far
      existing technology to other              removed from Raytech's core
      parts of the vehicle requiring            business - i.e. not applicable
      friction material.                        to our specific transmission
                                                components.
  o   The ability to take a large
      global operation and combined         o   This may not be on GKN's radar
      with Raytech's emerging global            given the environmental
      footprint could be compelling             liabilities and pension
      from a synergy perspective.               liabilities.

  o   GKN is a WYC&C client and has
      expressed a desire to grow via
      acquisitions/partnerships.


--------------------------------------------------------------------------------
PAGE 30                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/STRATEGIC PARTNER IDEA #3

--------------------------------------------------------------------------------
Metaldyne Corp.                          Ownership: Private
www.metaldyne.com                        Entity Type: Subsidiary
47603 Halyard Dr.                        Year Formed: 2001
Plymouth, Ml 48170                       Ultimate Parent Company: Heartland
Wayne County                             Industrial Partners, LP
United States                            KeyID(SM) Number: 169209
Tel: 734-207-6200                        D-U-N-S(R) Number: 11-926-9827
Fax: 734-207-6500
--------------------------------------------------------------------------------
Reporting Currency: US Dollars           President/CEO/COB: Timothy D. Leuliette
Annual Sales: $2.0 billion               Employees: 7,100
--------------------------------------------------------------------------------
Business Description:
Provider of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications including engine, transmission/transfer case, wheel-end and suspension, axle and driveline, and noise and vibration control products to the motor vehicle industry. Products are sold to the automotive industry.
--------------------------------------------------------------------------------

RATIONALE FOR MERGER/STRATEGIC PARTNERING:

PROS:                                    CONS:
  o   Metaldyne produces fine blanked      o   Metaldyne is under some degree
      and stamped components that              of financial strain at the
      would be synergistic to Raytech.         moment and may not have the
                                               wherewithal to make an
  o   A partner/merger with Raytech            acquisition.
      would give Metaldyne the ability
      to provide a complete                o   Metaldyne may view Raytech to be
      transmission, including friction         non-core to its assembly and
      material.                                module based strategy - i.e. not
                                               enough juice for the squeeze.
  o   Metaldyne is owned by Heartland
      Industrial Partners and has
      expressed a willingness to merge
      with synergistic opportunities.


--------------------------------------------------------------------------------
PAGE 31                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/STRATEGIC PARTNER IDEA #4

--------------------------------------------------------------------------------
Boise Cascade Corporation                 Traded: NYSE: BCC
http://www.bc.com                         Ownership: Public
1111 West Jefferson St.                   Entity Type: Parent
Boise, ID 83728                           KeyID(SM) Number: 4172
Ada County                                D-U-N-S(R) Number: 00-907-3099
United States
Tel: 1-208-384-6161
Fax: 1-208-384-7189
--------------------------------------------------------------------------------
Reporting Currency: U.S. Dollars          Chairman of the Board: George Harad
Annual Sales: $8.2 billion                Employees: 55,618
--------------------------------------------------------------------------------
Business Description:
Boise Cascade Corporation is a multinational contract and retail distributor of office supplies and paper, technology products and office furniture. It is also a distributor of building materials and a manufacturer and distributor of paper, packaging and wood products. The Company operates in four segments: Boise Office Solutions, Contract; Boise Office Solutions, Retail; Boise Building Solutions and Boise Paper Solutions. Boise Paper Solutions manufactures and distributes uncoated free sheet papers, containerboard, corrugated containers, newsprint and market pulp.
--------------------------------------------------------------------------------

RATIONALE FOR MERGER/STRATEGIC PARTNERING:

PROS:                                     CONS:
  o   Boise Cascade could become the        o   It is not known whether Boise
      exclusive "paper" supplier to             Cascade would want to be an
      Raytech; similar to the                   exclusive "paper" supplier -
      arrangement Borg Warner has with          strategically this type of
      Meade.                                    partnership may not appeal to
                                                Boise.
  o   By outsourcing the paper
      manufacturing, it would allow         o   Would we generate enough volume
      Raytech to focus on product               relative to Boise's capacity -
      design, engineering and                   or would it require significant
      assembly.                                 capital expenditures on their
                                                part which potentially would be
                                                bourn by Raytech.


--------------------------------------------------------------------------------
PAGE 32                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/STRATEGIC PARTNER IDEA #5

--------------------------------------------------------------------------------
3M Company                                Traded: NYSE: MMM
http://www.mmm.com/                       Ownership: Public
3M Center                                 Entity Type: Parent
St. Paul, MN 55144                        KeyID(SM) Number: 19404
Ramsey County                             D-U-N-S(R) Number: 00-617-3082
United States
Tel: 1-651-733-1110
Fax: 1-651-737-3061
--------------------------------------------------------------------------------
Reporting Currency: U.S. Dollars          Chairman of the Board, CEO: W. James
Annual Sales: $18.2 billion               McNerney, Jr.
                                          Employees: 67,072
--------------------------------------------------------------------------------
Business Description:
3M Company is a diversified technology company with a global presence in the following markets: healthcare, industrial, display and graphics, consumer and office, safety, security and protection services, electronics, telecommunications and electrical and transportation. 3M products are sold through numerous distribution channels. 3M Co. manufactures and markets pressure-sensitive adhesive tapes, abrasives and specialty chemicals. 3M also markets electrical & telecommunication products, medical devices, office supplies and major automotive parts.
--------------------------------------------------------------------------------
RATIONALE FOR MERGER/STRATEGIC PARTNERING:

PROS:                                     CONS:
  o   3M could become the exclusive         o   We may not generate a volume
      resin supplier to Raytech -               significant enough for 3M to
      similar to the strategy with              devote processing capacity for
      Boise Cascade or in concert with          our product.
      the strategy for Boise Cascade.
                                            o   Again in similar fashion to the
  o   By outsourcing some of our                Boise Cascade scenario, if
      critical processes, Raytech will          capital is required to build-out
      be able to focus attention on             capacity to manufacture our
      design and assembly which would           product Raytech will have to
      presumably reduce overhead.               bear some if not all of the
                                                cost.


--------------------------------------------------------------------------------
PAGE 33                                                 W. Y. CAMPBELL & COMPANY

MERGER/STRATEGIC PARTNER IDEAS
==============================--------------------------------------------------

MERGER/STRATEGIC PARTNER IDEA #6

--------------------------------------------------------------------------------
MPI International, Inc.               Ownership: Private
www.mpi-int.com                       Entity Type: Subsidiary
2129 Austin Ave.                      Year Formed: 1969
Rochester Hills, MI 48309             Ultimate Parent Company: Morgenthaler LLP
Oakland County                        KeyID(SM) Number: 272632
United States                         D-U-N-S(R) Number: 04-809-1730
Tel: 248-853-9010
Fax: 248-853-5107
--------------------------------------------------------------------------------
Reporting Currency: US Dollars        President/CEO: Karl A. Pfister
Annual Sales: $100.0 million          Employees: 950
--------------------------------------------------------------------------------
Business Description:
MPI is the largest Fineblanking organization in North America, with respect to dollar volume sold, number of employees, and concentration of heavy tonnage fineblanking equipment. Each facility is a center of excellence, focusing on individual product specialties. MPI products all begin with a fineblanking basis. To provide customers with the finished components, assemblies, and systems required in industry today, MPI offers a diversity of value-added options.
--------------------------------------------------------------------------------

RATIONALE FOR MERGER/STRATEGIC PARTNERING:

PROS:                                   CONS:
  o   MPI could become the source         o   The union may not agree with
      of our reaction plates -                the strategy of outsourcing
      outsourcing a process that              manufacturing which would
      we are admittedly not great             cause them to block
      in performing.                          any outsourcing attempts.

  o   Combined with the Boise and         o   The internal shutdown costs
      3M strategy, Raytech would              incurred by completely
      operate in a similar fashion            outsourcing manufacturing
      to the OE's by simply                   may be too high to justify.
      focusing on product design,
      engineering and assembly
      with little to no
      manufacturing.


--------------------------------------------------------------------------------
PAGE 34                                                 W. Y. CAMPBELL & COMPANY

DIVIDEND STRATEGY
=================---------------------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

     LEVERAGE RE-CAP ANALYSIS

     SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 35                                                 W. Y. CAMPBELL & COMPANY

DIVIDEND STRATEGY
=================---------------------------------------------------------------

LEVERAGED RE-CAP ANALYSIS

      o Raytech could support 3.0x it's projected 2004E EBITDA ($20.4 million) in senior debt, for a total of $62 million

                  o On an asset basis, Raytech could borrow approximately $68 million

      o The debt capital markets for automotive businesses with significant assets, Raytech has over $150 million in net PP&E, net accounts receivable and inventory

      o Raytech never has EBITDA interest coverage less than 8.3x, assuming the WYC&C forecast, over the life of the senior debt

      o Due to existing debt of $27.4 million and assumed fees of approximately $1.6 million, Raytech could reap a $33 million dividend in a leveraged recapitalization of 3.0x 2004E EBITDA

Coverages & Debt Paydown

--------------------------------------------------------------------------------------------
                                                   Fiscal Years Ended December,
                                     -------------------------------------------------------
                                      2004      2005      2006      2007      2008      2009
                                     -----     -----     -----     -----     -----     -----
EBIT Interest Coverage                 3.9x      4.3x      6.7x      8.5x     12.1x     20.2x
EBITDA Interest Coverage               8.4x      8.3x     11.0x     13.6x     18.6x     30.6x
Cumulative Total Debt Repaid           0.0%      3.3%     16.8%     32.4%     52.1%     74.1%
Cumulative Senior Term Debt Repaid     0.0%      3.3%     16.8%     32.4%     52.1%     74.1%
EBITDA                               $20.4     $20.2     $24.6     $25.4     $26.7     $28.0
Debt/EBITDA                            3.0x      3.0x      2.1x      1.7x      1.1x      0.6x
Debt/Total Capitalization             45.4%     42.0%     35.1%     27.7%     19.1%     10.1%
--------------------------------------------------------------------------------------------

Capitalization

--------------------------------------------------------------------------------------------
                                                       Fiscal Years Ended December,
                                     At      -----------------------------------------------
                                   Closing     2005      2006      2007      2008      2009
                                   -------   -------    ------    ------    ------    ------
Revolver                           $  0.0     $  0.0    $  0.0    $  0.0    $  0.0    $  0.0
Senior Term Debt                     62.0       59.9      51.6      41.9      29.7      16.1
Subordinated Debt                     0.0        0.0       0.0       0.0       0.0       0.0
Equity                               74.6       82.7      95.4     109.4     125.4     143.0
                                   ------    -------    ------    ------    ------    ------
   Total Capitalization            $136.6     $142.6    $146.9    $151.3    $155.0    $159.0
                                   ======    =======    ======    ======    ======    ======
Cash Balance                       $  0.0    ($  0.0)   $  0.0    $  0.0    $  0.0    $  0.0
Average Seasonal Debt                 0.0        0.0       0.0       0.0       0.0       0.0
--------------------------------------------------------------------------------------------

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

Total Debt Level

Notes

(1) Total current debt of $27.4m would be re-financed, leaving a dividend amount of approximately $33m

(2)   Fees of approximately $1.6m are assumed

(3)   Tax rate of 0% is assumed because of the significant NOL carry-forward.

(4)   Assumes the WYC&C P&L forecast, and the balance sheet as of 9/26/04

DIVIDEND STRATEGY
=================---------------------------------------------------------------

DIVEST AFTERMARKET

--------------------------------------------------------------------------------
                         POTENTIAL STAKEHOLDER REACTION
--------------------------------------------------------------------------------

      o Shareholders - No more or less reactive than to any other partial sale strategy. If they realized the pricing risk, customer concentration risk, and relatively modest technical capabilities working in

      o Customers (Aftermarket) - Likely to make comments that would not be assuring to a buyer. Customers would not appreciate separation from Wet OE.

      o     Management/Corporate - Requires sale or licensing of Raybestos trade name to an uncontrolled entity. This has risks and could have some very serious blow-back if the licensee reduced the quality of the products.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            KEY FACTORS FOR SUCCESS
--------------------------------------------------------------------------------

      o Operational - Wet would be linked after the sale to the Aftermarket to sell product. We would want to insist the Aftermarket purchase some % of product from OE to sustain revenues, but buyer would probably seek the option of moving purchasing off-shore.

      o     Trade Name - Risks having our very valuable trade-name sullied.

      o Customers (Aftermarket) - Will probably not support this idea. Question is how unsupportive will they be?
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 38                                                 W. Y. CAMPBELL & COMPANY

SELECTION OF ALTERNATIVES
=========================-------------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

     LEVERAGE RE-CAP ANALYSIS

     SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 39                                                 W. Y. CAMPBELL & COMPANY

SELECTION OF ALTERNATIVES
=========================-------------------------------------------------------

THE BEST ALTERNATIVES

      1) Sell the Company and distribute/redeploy the proceeds (presumably among a basket of more diversified, more predictable assets).

      - OR -

      2) Define, then explore the possibility of a beneficial technological and/or financial partnership that would allow the Raytech shareholders to extract the upside potential of the company, reduce their risk, and potentially benefit from some much needed help (either as an ongoing entity, or as a private entity with joint ownership).

      - OR -

      3) Double-down on Raytech, with a 100% "we're behind you" message to management. Give management the authority and resources to pursue accretive acquisitions and synergistic "organic" initiatives, while taking a long-term perspective on value. i.e. give management time to realize the "strategic" value curve (5-7 year timeframe).

We continue to think selling Aftermarket without Wet is a hard-to-implement strategy. Best case, the value of Aftermarket would be upset by the "siamese-twin" nature of the WET OE relationship. Ultimately, there would be onerous obligations levied on Raytech mandating its support of the OE business, such that the Aftermarket business (under another owner) could continue to thrive. The implications of this agreement would seem unattractive.


--------------------------------------------------------------------------------
PAGE 40                                                 W. Y. CAMPBELL & COMPANY

LONG RANGE THINKING
===================-------------------------------------------------------------

                           [LOGO] RAYTECH CORPORATION

--------------------------------------------------------------------------------
EXECUTIVE OVERVIEW                                                           1

VALUATION                                                                    2

ACCRETIVE ACQUISITION IDEAS                                                  3

MERGER/STRATEGIC PARTNER IDEAS                                               4

DIVIDEND STRATEGY                                                            5

     LEVERAGE RE-CAP ANALYSIS

     SALE OF RAYTECH AFTERMARKET

SELECTION OF ALTERNATIVES                                                    6

LONG RANGE THINKING                                                          7
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 41                                                 W. Y. CAMPBELL & COMPANY

LONG RANGE THINKING
===================-------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 42                                                 W. Y. CAMPBELL & COMPANY

APPENDIX
========------------------------------------------------------------------------

COMPARABLE M&A TRANSACTIONS

--------------------------------------------------------------------------------
Selected Automotive M&A Transactions (2003-present)
(dollars in US millions)
--------------------------------------------------------------------------------

                                                                                      Enterprise      Enterprise Value Multiples
                                                                                        Value      --------------------------------
Date                  Target Name                           Acquiring Company          ($mils.)    Sales        EBITDA       EBIT
------   ----------------------------------------   --------------------------------  --------------------------------------------
Sep-04   Cooper-Standard Automotive                 Cypress Group/GS Capital          $    1,165     0.7x         4.8x         n/a
Aug-04   Honsel International Technologies
           Holdings Sarl                            Ripplewood Holdings               $      756     1.3x         6.1x         n/a
Aug-04   Kendrion Automotive Plastics               Key Plastics                      $       36     0.1x          n/a         n/a
Jul-04   Aftermarket Unit (Dana Corporation)        Cypress Group                     $    1,100     0.6x         6.5x         n/a
Jul-04   Stabilus GmbH (Kohlberg Kravis Roberts)    Montagu Private Equity                   n/a      n/a          n/a         n/a
Jul-04   Progressive Moulded Products (Oak Hill)    Thomas H. Lee Partners            $      528     1.4x         7.0x         n/a
Jun-04   Jerr-Dan                                   OshKosh Truck Corp.               $       80     0.8x         7.3x         n/a
Jun-04   Stanadyne Corporation                      Kohlberg & Company                $      240     0.8x         5.1x         n/a
Jun-04   Findlay Industries - European Operations   Polytec (Capvis Equity Partners)         n/a      n/a          n/a         n/a
May-04   Heinrich Industrie AG                      Littelfuse, Inc.                  $       51     0.5x         5.7x         n/a
May-04   Precision Automotive Industries            Freudenberg-NOK (Corteco)                n/a      n/a          n/a         n/a
May-04   Autocam Corporation                        GS Capital Partners               $      390     1.0x         7.0x         n/a
May-04   Dynamit Nobel Kunststoff GmbH              Flex-N-Gate                       $      550     0.5x          n/a         n/a
Mar-04   Burgmann Industries GmbH                   Freudenberg-NOK                          n/a      n/a          n/a         n/a
Mar-04   Veltri Metal Products                      Flex-N-Gate                       $       67     0.3x          n/a         n/a
Mar-04   WEK Industries                             Myers Industries                         n/a      n/a          n/a         n/a
Mar-04   Michigan Rubber Company                    Myers Industries                         n/a      n/a          n/a         n/a
Mar-04   Prestolite Electric                        First Atlantic Capital            $      180     1.0x         6.0x         n/a
Mar-04   Guilford Mills                             Cerberus Capital Management LP    $      244     0.5x         5.3x       12.7x
Feb-04   Hirschmann Electronics GmbH                HgCapital                         $      147     0.4x          n/a         n/a
Feb-04   LDM Technologies                           Plastech Engineered Products             n/a      n/a          n/a         n/a
Jan-04   Metzeler Automotive Hose Systems           Trelleborg AB                     $       37     0.5x          n/a         n/a
Nov-03   Grundig Car InterMedia System GmbH         Delphi Corporation                $       67     0.3x          n/a         n/a
Nov-03   Atchison Casting                           KPS Special Situations Fund       $       40      n/a         4.0x         n/a
Aug-03   Gates Formed Fibre                         Morgenthaler                      $       25     0.4x         5.2x         n/a
May-03   Stackpole Ltd.                             Tomkins plc                       $      215     1.2x         6.2x       10.9x
May-03   WET Automotive Systems AG                  HgCapital                         $      199     0.8x          n/a         n/a
Apr-03   UIS Inc.                                   The Carlyle Group                 $      800     0.9x         6.2x         n/a
Mar-03   Advanced Accessory Systems                 Castle Harlan                     $      250     0.8x         5.6x         n/a
Mar-03   Breed Technologies Inc.                    Carlyle Management Group          $      300      n/a         6.4x         n/a
Feb-03   Dana - Engine Management Operations        Standard Motor Products           $      120     2.4x         4.1x         n/a

                                    -----------------------------------
                                    Enterprise   EV/Sales     EV/EBITDA
                                       Value     Multiple     Multiple
                                    -----------------------------------
Average                               $  473       0.7x         5.7x
Median                                $  244       0.6x         5.8x


--------------------------------------------------------------------------------
PAGE 43                                                 W. Y. CAMPBELL & COMPANY

APPENDIX
========------------------------------------------------------------------------

COMPARABLE PUBLICLY-TRADED COMPANIES

--------------------------------------------------------------------------------
Selected Comparable Publicly-Traded Comparable Companies
($ millions, except per share data)
--------------------------------------------------------------------------------

                                Price       52-Week      % of          Market
Ticker         Company        10/22/2004     High      LTM High    Capitalization
------   -------------------  ----------   --------    --------    --------------
JCI      Johnson Controls      $  54.16    $ 62.32       86.9%        10,252.6
ETN      Eaton                 $  61.20    $ 66.78       91.6%         9,309.7
DPH      Delphi                $   8.36    $ 11.78       71.0%         4,691.6
LEA      Lear                  $  50.25    $ 69.20       72.6%         3,516.5
BWA      Borg Warner           $  40.13    $ 49.32       81.4%         2,266.6
DCN      Dana                  $  14.10    $ 23.20       60.8%         2,105.5
TOMK     Tomkins plc           $ 251.75    $295.00       85.3%         1,907.8
AXL      American Axle         $  27.06    $ 42.10       64.3%         1,396.1
ARM      Arvin Meritor         $  16.61    $ 26.24       63.3%         1,140.6
HWK      Hawk                  $  13.05    $ 14.18       92.0%           928.4
VC       Visteon               $   6.96    $ 12.50       55.7%           856.5
SUP      Superior Industries   $  28.01    $ 45.96       60.9%           717.4
TEN      Tenneco Automotive    $  12.20    $ 15.34       79.5%           502.0
TWR      Tower Automotive      $   6.64    $ 17.06       38.9%           121.9
DRRA     Dura                  $   6.55    $ 17.06       38.4%           120.9
TDI      Twin Disc             $   7.42    $  8.60       86.3%            65.6
INMT     Intermet              $   0.15    $  5.80        2.6%             3.8
---------------------------------------------------------------------------------
Mean                                                     66.6%
Median                                                   71.0%
High                                                     92.0%
Low                                                       2.6%
---------------------------------------------------------------------------------
RAY      Raytech               $    1.80   $  3.94       45.7%            77.6

                              Enterprise         EV/           EV/        EV/     Total Debt/
Ticker          Company       Value (EV)    LTM Revenue    LTM EBITDA   LTM EBIT   LTM EBITDA
------   -------------------  ----------    -----------    ----------   --------  -----------
JCI      Johnson Controls      12,558.6         0.5x           6.9x       10.2x      1.4x
ETN      Eaton                 11,280.1         1.2x          13.4x       18.5x      2.0x
DPH      Delphi                 7,555.6         0.2x           4.2x       12.6x      1.9x
LEA      Lear                   5,789.6         0.3x           4.9x        7.0x      1.9x
BWA      Borg Warner            2,899.3         0.8x           6.7x        9.4x      1.6x
DCN      Dana                   5,085.8         0.5x           7.2x       17.4x      5.7x
TOMK     Tomkins plc            2,752.4          n/a            n/a         n/a      1.2x
AXL      American Axle          2,402.2         0.5x           3.8x        5.7x      0.9x
ARM      Arvin Meritor          2,890.2         0.3x           5.1x        8.7x      3.0x
HWK      Hawk                   1,308.1         0.8x           5.6x       10.5x      1.6x
VC       Visteon                2,319.7         0.1x           3.7x         n/a      6.2x
SUP      Superior Industries      752.3         0.7x            n/a        7.1x      0.1x
TEN      Tenneco Automotive     1,831.7         0.5x           4.9x        9.5x      4.2x
TWR      Tower Automotive       1,174.9         0.5x           5.6x        9.6x      5.9x
DRRA     Dura                   1,180.0         0.5x          10.7x         n/a     10.7x
TDI      Twin Disc                158.2         0.7x           5.8x        9.9x      3.9x
INMT     Intermet                 355.3         0.5x            n/a         n/a       n/a
---------------------------------------------------------------------------------------------
Mean                                            0.5x           6.3x       10.4x      3.3x
Median                                          0.5x           5.6x        9.6x      2.0x
High                                            1.2x          13.4x       18.5x     10.7x
Low                                             0.1x           3.7x        5.7x      0.1x
---------------------------------------------------------------------------------------------
RAY      Raytech                   97.5         0.5x           8.5x        5.6x      4.3x


--------------------------------------------------------------------------------
PAGE 44                                                 W. Y. CAMPBELL & COMPANY

APPENDIX
========------------------------------------------------------------------------

VALUE DRIVER MATRIX

-------------------------------------------------------------------------------------------------------------
                                                              EBITDA Multiple
                                       ----------------------------------------------------------------------
                                             4.0x                  5.0x                         6.0x
                                               ---------------------------------------------------
Raytech                                      Low                                               High
Growth (reversal of negative trend)          <5%                  5% - 7%                      > 7%

Revenue Visibility                           None                   Low                        High

Selling Cycle                              12 months +          6 - 12 months                < 6 months

EBITDA Margin                                <10%                10% - 15%                    > 15%

Capability/Cap Ex                 High Investment Required   Med. Investment Required    Low Investment Required

Critical Mass                             < $250 mm              $250-$500                  > $500 mm

Customer Concentration                       High                  Medium                       Low

Production Economics                       GM < 20%            20% < GM < 30%                 GM > 30%

Transplant Business                          None                   Mix                         100%

Design & Engineering                     Build to Print           Grey Box                    Black Box

Customer Perception                        Negative                 Mix                       Positive

Material                                  Commodity              Engineered                   Advanced

Management Quality                           Poor               Average/New                   Excellent

Core Competence Protection                   None            Proprietary Know How             Patented

Position with Respect to Next
Generation Technology                  Older Technology      Mixed of New & Old           Technology Leader
-------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PAGE 45                                                 W. Y. CAMPBELL & COMPANY

APPENDIX
========------------------------------------------------------------------------

                               Raytech Corporation
                              Interim Balance Sheet
                           [As Reported; USD Millions]

                                           27-Jun-2004   28-Mar-2004   28-Dec-2003   28-Sep-2003   29-Jun-2003
   Cash & Cash Equivalents                     16.0          18.9          16.4          11.6          15.0
   Restricted Cash                              5.2           4.9           4.9           4.9           4.0
   Accounts Receivable                         32.9          31.9          26.0          29.6          32.1
   Doubtful Accounts                           -1.0          -1.3          -1.3          -1.1          -0.9
   Inventories                                 33.2          30.1          30.9          33.4          33.2
   Taxes Receivable                             0.1           1.0           1.1           0.6           1.8
   Other Assets                                 6.4           6.5           5.8           2.5           5.4
Total Current Assets                           92.8          92.0          83.8          81.5          90.7
   Plant & Equipment, Net                     127.0         126.6         126.1         139.9         138.4
   Depreciation                               -43.8         -40.5         -36.8         -37.6         -33.5
   Goodwill                                     5.9           5.9           5.9            NA            NA
   Intangibles                                 23.7          24.2          24.7          68.9          69.4
   Deferred Taxes                                NA            NA           0.0           0.0          21.9
   Other                                        2.6           2.7           2.5           3.0           3.0
Total Assets                                  208.2         211.0         206.0         255.7         289.9
   Notes Payable                               11.8          13.6           8.1          12.1          13.6
   Current Portion of Pension Obligation        5.2           5.2           5.2           8.0           8.0
   Accounts Payable                            13.6          14.4          14.6          15.8          15.3
   Accrued Liabilities                         28.4          26.2          26.6          30.1          24.7
   Payable to Trust                             3.2           3.8           3.8           3.4           3.8
Total Current Liabilities                      62.1          63.2          58.3          69.4          65.4
   Long Term Debt                              12.7          13.5          14.4           4.2           4.6
Total Long Term Debt                           12.7          13.5          14.4           4.2           4.6
   Pension Obligations                         11.3          12.5          13.5           8.6          11.5
   Postretirement Benefits                     15.8          15.4          15.1          14.5          14.3
   Deferred Payable                            11.9          11.9          11.9          18.7          42.4
   Deferred Taxes                               6.8           6.9           6.9           5.5            NA
   Other                                        0.6           0.7           0.7           0.9           0.9
   Minority Interest                            9.9           9.6           9.4           9.4           9.3
Total Liabilities                             131.2         133.7         130.1         131.1         148.4
   Capital Stock                               41.7          41.7          41.7          41.7          41.7
   Paid in Capital                            117.6         117.6         117.6         117.6         117.6
   Retained Earnings                          -73.4         -73.5         -74.8         -27.1         -10.0
   Comprehensive Income                        -8.8          -8.6          -8.6          -7.6          -7.8
Total Equity                                   77.0          77.2          75.9         124.6         141.5

Total Liabilities & Shareholders' Equity      208.2         211.0         206.0         255.7         289.9

   S/O-Common Stock                            41.7          41.7          41.7          41.7          41.7
Total Common Shares Outstanding                41.7          41.7          41.7          41.7          41.7


--------------------------------------------------------------------------------
PAGE 46                                                 W. Y. CAMPBELL & COMPANY

                                                                         -----
Enterprise Value                         Discount Rate===========        15.0%
                                                                         -----
                    2004E     2005E     2006E     2007E     2008E    2008E Discn't
Management Case    $ 118.3   $ 135.5   $ 170.1   $ 180.8   $ 202.3      $ 115.7
WYCC Case          $ 118.3   $ 117.0   $ 142.7   $ 147.1   $ 154.7      $  88.5
Strategic Case     $ 118.3   $ 147.4   $ 184.4   $ 195.9   $ 217.7      $ 124.5
Downside Case      $ 118.3   $ 112.1   $ 127.5   $ 110.0   $  80.6      $  46.1

                                                                         -----
Equity Value                             Discount Rate===========        15.0%
                                                                         -----
                    2004E    2005E      2006E     2007E    2008E     2008E Discn't
Management Case    $  58.9   $  73.7   $ 110.2   $ 123.3   $ 148.8      $  85.1
WYCC Case          $  58.9   $  55.3   $  82.8   $  89.6   $ 101.2      $  57.8
Strategic Case     $  58.9   $  85.6   $ 124.5   $ 138.3   $ 164.2      $  93.9
Downside Case      $  58.9   $  50.4   $  67.7   $  52.5   $  27.0      $  15.4

                                                                         -----
Equity Value per Share                   Discount Rate===========        15.0%
                                                                         -----
                    2004E     2005E     2006E     2007E     2008E    2008E Discn't
                                       -------
Management Case    $  1.41   $  1.77   $  2.64   $  2.95   $  3.56      $  2.04
                   -------             -------
WYCC Case          $  1.41   $  1.32   $  1.99   $  2.15   $  2.42      $  1.39
                   -------                                 -------
Strategic Case     $  1.41   $  2.05   $  2.98   $  3.31   $  3.93      $  2.25
                                                           -------
Downside Case      $  1.41   $  1.21   $  1.62   $  1.26   $  0.65      $  0.37

--------------------------
TODAY              $  1.87
--------------------------

Management Case
EBITDA
Wet                                           10.5               9.5              12.9            13.6          13.8
Dry                                            9.3              11.7              13.8            14.6          17.6
Aftermarket                                    8.5               8.9               9.4             9.7          10.3
Corporate                                     -7.9              -6.8              -6.8            -6.8          -6.8
--------------------------------------------------------------------------------------------------------------------
   Total                                      20.4              23.4              29.3            31.2          34.9

WYCC Case
EBITDA
Wet                                           10.5               8.4              10.5            10.3           8.2
Dry                                            9.3              10.6              12.6            13.2          16.1
Aftermarket                                    8.5               7.9               8.3             8.7           9.1
Corporate                                     -7.9              -6.8              -6.8            -6.8          -6.8
--------------------------------------------------------------------------------------------------------------------
   Total                                      20.4              20.2              24.6            25.4          26.7

Strategic Case
EBITDA
Wet                                           10.5              11.5              15.4            16.2          16.5
Dry                                            9.3              11.7              13.8            14.6          17.6
Aftermarket                                    8.5               8.9               9.4             9.7          10.3
Corporate                                     -7.9              -6.8              -6.8            -6.8          -6.8
--------------------------------------------------------------------------------------------------------------------
   Total                                      20.4              25.4              31.8            33.8          37.5

Downside Case
EBITDA
Wet                                           10.5               7.6               7.9             3.9          -4.5
Dry                                            9.3              10.6              12.6            13.2          16.1
Aftermarket                                    8.5               7.9               8.3             8.7           9.1
Corporate                                     -7.9              -6.8              -6.8            -6.8          -6.8
--------------------------------------------------------------------------------------------------------------------
   Total                                      20.4              19.3              22.0            19.0          13.9

Multiple                                       5.8x         5.8x         5.8x                 5.8x           5.8x

Debt                                           27.4         27.4         27.4                 27.4           27.4
Pension                                        15.4         15.4         15.4                 15.4           15.4
Post-Retirement                                16.1         16.1         16.1                 16.1           16.1
Environmental                                   6.0          6.0          6.0                  6.0            6.0
Minority Interest                              10.1         10.1         10.1                 10.1           10.1
Cash                                          -15.7        -13.3        -15.2                -17.5          -21.5
-----------------------------------------------------------------------------------------------------------------
   Net Debt                                    59.3         61.8         59.9                 57.6           53.5

# of Shares                                  41.737       41.737       41.737               41.737         41.737

                                                                                                    -----
Enterprise Value Discounted back to Year-End 2004                       Discount Rate===========    15.0%
                                                                                                    -----
                                                2004E          2005E          2006E          2007E          2008E
Management Case                                 $118.3         $117.8         $128.6         $118.9         $115.7
WYCC Case                                       $118.3         $101.8         $107.9         $ 96.8         $ 88.5
Strategic Case                                  $118.3         $128.2         $139.4         $128.8         $124.5
Downside Case                                   $118.3         $ 97.5         $ 96.4         $ 72.3         $ 46.1

                                                                                                    -----
Equity Value Discounted back to Year-End 2004                           Discount Rate===========    15.0%
                                                                                                    -----
                                                2004E          2005E          2006E          2007E          2008E
Management Case                                 $58.9          $64.1          $83.3          $81.0          $85.1
WYCC Case                                       $58.9          $48.1          $62.6          $58.9          $57.8
Strategic Case                                  $58.9          $74.5          $94.1          $90.9          $93.9
Downside Case                                   $58.9          $43.8          $51.2          $34.5          $15.4

                                                                                                    -----
Equity Value per Share Discounted back to Year-End 2004                 Discount Rate===========    15.0%
                                                                                                    -----
                                                2004E          2005E          2006E          2007E          2008E
Management Case                                 $1.41          $1.54          $2.00          $1.94          $2.04
WYCC Case                                       $1.41          $1.15          $1.50          $1.41          $1.39
Strategic Case                                  $1.41          $1.78          $2.26          $2.18          $2.25
Downside Case                                   $1.41          $1.05          $1.23          $0.83          $0.37